UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Advanced Pipe Fitting Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-164396	27-0838546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ste 810, NO: 98 Dong San Huan South Road Chaoyang District, Bejing, P.R. China Tel: 775-851-7397
(Address of principal executive offices)

Agent For service: Advanced Pipe Fitting Technologies, Inc.

4790 Caughlin Pkwy, Ste 387 Reno, NV 89519 775-851-7397
(Former name, former address and former fiscal year, if changed since last report.)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-164396

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:
Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Advanced Pipe Fitting Technologies, Inc. (the “Registrant”) hereby incorporates by reference the description of its $.001par value common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No 333-164396), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on April 10, 2010 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference
3.1	Articles of Formation	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 effective on April 10, 2010

3.2	ByLaws	Incorporated herein by reference to Exhibit 3.2 to our Form S-1 effective on April 10, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Advanced Pipe Fitting Technologies, Inc.

Date:  June 21, 2011

By: /s/ Yanzhang Li

Name: Yanzhang Li
Title: President and Chief Executive Officer